                                                                    EXHIBIT 77H

For Columbia U.S. Government Mortgage Fund:

During the six-month period ended November 30, 2011, the Fund served as an underlying investment of affiliated funds-of-funds. The Columbia Portfolio Builder funds, Columbia Income Builder Fund, Future Scholar U.S. Government Mortgage Portfolio and Columbia Management Investment Advisers, LLC and RiverSource Life Insurance Company through their initial capital investment, were owners of record of more than 25% of the outstanding shares of the Fund.

For Columbia Commodity Strategy Fund:

During the six-month period ended November 30, 2011, Columbia Management Investment Advisers, LLC through its initial capital investment, was owner of record of more than 25% of the outstanding shares of the Fund.

For Columbia Absolute Return Multi-Strategy Fund:

During the six-month period ended November 30, 2011, the Fund served as an underlying investment of affiliated funds-of-funds. The Columbia Portfolio Builder funds, Columbia Income Builder Fund, Columbia Retirement Plus funds, and Columbia Management Investment Advisers, LLC through its initial capital investment, were owners of record of more than 25% of the outstanding shares of the Fund.

For Columbia Absolute Return Enhanced Multi-Strategy Fund:

During the six-month period ended November 30, 2011, the Fund served as an underlying investment of affiliated funds-of-funds. The Columbia LifeGoal portfolios, Columbia Portfolio Builder funds, and Columbia Management Investment Advisers, LLC through its initial capital investment, were owners of record of more than 25% of the outstanding shares of the Fund.

For Columbia Absolute Return Emerging Markets Macro Fund Fund:

During the six-month period ended November 30, 2011, the Fund served as an underlying investment of affiliated funds-of-funds. The Columbia Portfolio Builder funds and Columbia Management Investment Advisers, LLC through its initial capital investment, were owners of record of more than 25% of the outstanding shares of the Fund.

For Columbia Flexible Capital Income Fund Fund:

During the six-month period ended November 30, 2011, the Fund served as an underlying investment of affiliated funds-of-funds. The Columbia Portfolio Builder funds and Columbia Management Investment Advisers, LLC through its initial capital investment, were owners of record of more than 25% of the outstanding shares of the Fund.